Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Mesa Laboratories, Inc. of our report dated December 22, 2021, relating to the consolidated financial statements of Agena Bioscience, Inc., appearing in the Current Report on Form 8-K/A of Mesa Laboratories, Inc. dated December 22, 2021. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Diego, California

April 5, 2022